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                                                             Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the registration statements of Envirogen, Inc. on Form S-8 (File No. 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), and Form S-3 (File No. 33-78982) of our report dated February 21, 1997, on our audits of the financial statements of Fluid Management, Inc. as of December 31, 1996 and 1995, and the years ended December 31, 1996, 1995, and 1994, which report is included in this Report on Form 8-K.






Princeton, New Jersey                             Coopers & Lybrand L.L.P.
April 23, 1997